    As filed with the Securities and Exchange Commission on February 6, 2002
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               EDISON SCHOOLS INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                                                                  13-3915075
(State or Other Jurisdiction of                                                               (I.R.S. Employer
Incorporation or Organization)                                                                 Identification No.)

         521 FIFTH AVENUE, 11TH FLOOR
         NEW YORK, NY                                                                               10175
(Address of Principal Executive Offices)                                                          (Zip Code)

                     1999 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                             H. CHRISTOPHER WHITTLE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               EDISON SCHOOLS INC.
                          521 FIFTH AVENUE, 11TH FLOOR
                               NEW YORK, NY 10175
                     (Name and Address of Agent For Service)
                                 (212) 419-1600
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                  Proposed Maximum       Proposed Maximum
Title of Securities         Amount to be         Offering Price Per     Aggregate Offering          Amount of
to be  Registered          Registered(1)                Share                  Price            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Class A Common            2,000,000 shares           $16.55 (2)           $33,100,000 (2)            $3,046
Stock, $0.01 par
value per share
====================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Class A Common Stock as reported on the Nasdaq National Market on February 4, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        ITEM 1. PLAN INFORMATION.

        The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

        ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

        (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

        (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

        ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

        ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

        ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The registrant's Sixth Amended and Restated Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), the registrant's directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The registrant has obtained liability insurance for its officers and directors.

        Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL including for an unlawful payment of dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by the DGCL and, together with the registrant's Second Amended and Restated By-Laws, provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Reference is made to the registrant's Sixth Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws incorporated by reference as Exhibits 4.1 and 4.2 hereto, respectively.

        ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

        ITEM 8. EXHIBITS.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

        ITEM 9. UNDERTAKINGS.

        1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)     To include any prospectus required by
        Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 5th day of February, 2002.

                                     EDISON SCHOOLS INC.

                                     By:     /s/ H. Christopher Whittle
                                           -------------------------------------
                                           H. Christopher Whittle
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Edison Schools Inc., hereby severally constitute and appoint H. Christopher Whittle, Adam Feild, David Graff, David Sylvester and Brent Siler, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Edison Schools Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                              TITLE                                DATE
             ---------                              -----                                ----
/s/ H. Christopher Whittle            President, Chief Executive                   February 5, 2002
---------------------------           Officer and Director (Principal
H. Christopher Whittle                Executive Officer)

/s/ Benno C. Schmidt, Jr.             Chairman of the Board of Directors           February 5, 2002
---------------------------
Benno C. Schmidt, Jr.

/s/ Adam Feild                        Chief Financial Officer and                  February 5, 2002
---------------------------           Executive Vice President
Adam Feild                            (Principal Financial and
                                      Accounting Officer)

/s/ Christopher D. Cerf               Chief Operating Officer and                  February 5, 2002
---------------------------           Director
Christopher D. Cerf

/s/ Charles J. Delaney                Director                                     February 5, 2002
---------------------------
Charles J. Delaney

/s/ Reverend Floyd H. Flake           President of Edison Charter                  February 5, 2002
---------------------------           Schools and Director
Reverend Floyd H. Flake

/s/ Jeffrey T. Leeds                  Director                                     February 5, 2002
---------------------------
Jeffrey T. Leeds

/s/ Jonathan Newcomb                  Director                                     February 5, 2002
---------------------------
Jonathan Newcomb

/s/ Timothy P. Shriver                Director                                     February 5, 2002
---------------------------
Timothy P. Shriver

/s/ William F. Weld                   Director                                     February 5, 2002
---------------------------
William F. Weld

/s/ Joan Ganz Cooney                  Director                                     February 5, 2002
----------------------------
Joan Ganz Cooney

                                INDEX TO EXHIBITS

Number                  Description
------                  -----------
4.1*                    Sixth Amended and Restated Certificate of Incorporation
                        of the Registrant

4.2*                    Second Amended and Restated By-Laws of the Registrant

5                       Opinion of Hale and Dorr LLP

23.1                    Consent of PricewaterhouseCoopers LLP

23.2                    Consent of Hale and Dorr LLP (included in Exhibit 5)

24 Power of Attorney (included on the signature page of this registration statement)

* Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1 (333-39516) and incorporated herein by reference.